Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2021, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
•risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, my precipitate or materially exacerbate one or more the above-mentioned risks, and my significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2021.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Inquiries:
Leah Andress Brady
Investor Relations Senior Manager
301.998.8265
lbrady@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended
December 31, 2020
NORTH BETHESDA, Md. (February 11, 2021) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2020. For the year ended December 31, 2020 and 2019, net income available for common shareholders was $1.62 per diluted share and $4.61 per diluted share, respectively. For the three months ended December 31, 2020 and 2019, net income available for common shareholders was $1.22 per diluted share and $1.92 per diluted share, respectively.

Key Highlights of the full year and quarter include:

•Signed leases for 449,783 square feet of comparable space in the fourth quarter at an average rent of $32.16 psf and achieved cash basis rollover growth on those comparable spaces of 1%.
•Sold three properties for combined gross proceeds of $170 million in the fourth quarter.
•Executed inaugural green offering, $400.0 million aggregate principal amount of 1.250% notes at an effective yield of 1.379%, maturing February 15, 2026.
•Ended the quarter with $798 million of cash on hand, $1.0 billion of availability on its revolving credit facility and no public bonds maturing until 2023.
•Generated funds from operations available for common shareholders (FFO) per diluted share of $4.38 for the year ($4.52 excluding the $11.2 million early extinguishment of debt charge) compared to $6.17 in 2019 ($6.33 excluding the $11.9 million charge related to the buyout of the Kmart lease at Assembly). For the fourth quarter, generated FFO per diluted share of $0.99 ($1.14 excluding the early extinguishment of debt charge) compared to $1.58 for the fourth quarter 2019.

“While COVID certainly weighed on our quarterly and yearly results, the sheer volume of leasing and other transactions that we executed at the end of last year along with the continuing strong leasing demand for our real estate as evidenced by the many substantive discussions we’re having with prospective tenants today set us up extremely well for a post COVID recovery as vaccinations are delivered to a large segment of the population,” said Donald C. Wood, President and Chief Executive Officer. “We believe that Federal’s high-quality open-air shopping centers and mixed-use communities located in the first-tier suburbs of major metropolitan markets are the center of the bulls eye in terms of tenant desirability.”

Financial Results
For the full year 2020, Federal Realty reported net income available for common shareholders of $123.7 million and earnings per diluted share of $1.62, which includes the $50.7 million net impairment charge relating to The Shops at Sunset Place and the $11.2 million early extinguishment of debt charge. This compares to net income available for common shareholders of $345.8 million and earnings per diluted share of $4.61 for the full year 2019. Net income available for common shareholders was $92.7 million and earnings per diluted share was $1.22 for the fourth quarter 2020 which includes the $11.2 million early extinguishment of debt charge versus $145.3 million and $1.92, respectively, for the fourth quarter 2019.
For the full year 2020, Federal Realty generated funds from operations available for common shareholders (FFO) of $333.8 million, or $4.38 per diluted share ($4.52 excluding the $11.2 million early extinguishment of debt charge). This compares to FFO of $465.8 million, or $6.17 per diluted share ($6.33 excluding the $11.9 million charge related to the buyout of the Kmart lease at Assembly) for the full year 2019. For the fourth quarter 2020, FFO was $75.1 million, or $0.99 per diluted share ($1.14 excluding the early extinguishment of debt charge), compared to $120.0 million, or $1.58 per diluted share for the fourth quarter 2019.
The year-over-year decreases in net income and FFO were attributable to the impacts of the COVID-19 pandemic with the primary driver being collectibility related impacts totaling $106.6 million, or $1.40 per share, which included a $12.7 million impact to straight-line rent for the full year 2020. For the fourth quarter 2020, collectibility related impacts totaled $18.9 million, or $0.25 per share, which included a $1.6 million impact to straight-line rent.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The portfolio was 92.2% leased as of December 31, 2020, and the comparable portfolio was 92.1% leased.
For the year 2020, Federal Realty signed 336 leases for 1.8 million square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 1.7 million square feet at an average rent of $31.53 per square foot compared to the average contractual rent of $30.76 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 3%, 12% on a straight-line basis.

During the fourth quarter 2020, Federal Realty signed 103 leases for 468,901 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 449,783 square feet at an average rent of $32.16 per square foot compared to the average contractual rent of $31.95 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 1%, 11% on a straight-line basis.

COVID-19 Operational Update

All 101 properties remain open and operating. Approximately 98% of our retail tenants based on annualized base rent are open and operating as of January 31, 2021. Annualized base rent reflects the aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied commercial spaces.
As of January 31, 2021, the Company has collected approximately 89% of total fourth quarter 2020 billed recurring rents.
With $798 million of cash and cash equivalents as of December 31, 2020, Federal Realty has approximately $1.8 billion of liquidity in cash and undrawn availability under its $1.0 billion revolving credit facility.
Additional information on the impact of the COVID-19 pandemic on the Company’s business to date is available in a presentation posted on the Investor section of Federal Realty’s website.

Regular Quarterly Dividends
Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $1.06 per common share, resulting in an indicated annual rate of $4.24 per common share. The regular common dividend will be payable on April 15, 2021, to common shareholders of record as of March 16, 2021.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2021, to shareholders of record as of March 16, 2021.

Summary of Other Quarterly Activities and Recent Developments
February 11, 2021 – Federal Realty announced the promotion of Jeffrey S. Berkes to President and Chief Operating Officer. In this newly created role, Mr. Berkes will have direct responsibility for overseeing and directing all of Federal’s day-to-day property operating functions, including leasing, development and asset management, on both the East and West Coasts.
December 2020 – Federal Realty sold three non-strategic assets, The Shops at Sunset Place, Eastgate Crossing and Sam’s Park & Shop, for combined gross proceeds of $170 million.

October 13, 2020 – Federal Realty closed on its inaugural issuance of green bonds, $400.0 million aggregate principal amount of 1.250% notes at an effective yield of 1.379%, maturing February 15, 2026. The company intends to allocate an amount equal to the net proceeds from this offering to the financing and refinancing of recently completed and future eligible green projects.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2020 earnings conference call, which is scheduled for Thursday, February 11, 2021 at 5:00 PM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13714444 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 25, 2021 by dialing 844.512.2921; Passcode: 13714444.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 101 properties include approximately 2,800 tenants, in 23 million square feet, and approximately 2,900 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 53 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2021, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
•risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, my precipitate or materially exacerbate one or more the above-mentioned risks, and my significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.
Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2021.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2020
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)

REVENUE
Rental income	$218,484	$238,303	$832,171	$932,738
Mortgage interest income	1,029	846	3,323	3,050
Total revenue	219,513	239,149	835,494	935,788
EXPENSES
Rental expenses	48,359	47,649	170,920	187,831
Real estate taxes	29,059	29,044	119,242	110,927
General and administrative	12,307	10,707	41,680	42,754
Depreciation and amortization	64,424	61,431	255,027	239,758
Total operating expenses	154,149	148,831	586,869	581,270

Impairment charge	—	—	(57,218)	—
Gain on sale of real estate, net of tax	86,435	85,903	98,117	116,393

OPERATING INCOME	151,799	176,221	289,524	470,911

OTHER INCOME/(EXPENSE)
Other interest income	539	511	1,894	1,266
Interest expense	(37,543)	(27,056)	(136,289)	(109,623)
Early extinguishment of debt	(11,179)	—	(11,179)	—
Loss from partnerships	(1,405)	(710)	(8,062)	(2,012)
NET INCOME	102,211	148,966	135,888	360,542
Net income attributable to noncontrolling interests	(7,486)	(1,611)	(4,182)	(6,676)
NET INCOME ATTRIBUTABLE TO THE TRUST	94,725	147,355	131,706	353,866
Dividends on preferred shares	(2,011)	(2,011)	(8,042)	(8,042)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$92,714	$145,344	$123,664	$345,824
EARNINGS PER COMMON SHARE, BASIC AND DILUTED
Net income available for common shareholders	$1.22	$1.92	$1.62	$4.61
Weighted average number of common shares, basic	75,898	75,305	75,515	74,766

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2020
	December 31,
	2020	2019
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $1,703,202 and $1,676,866 of consolidated variable interest entities, respectively)	$7,771,981	$7,535,983
Construction-in-progress (including $44,896 and $102,583 of consolidated variable interest entities, respectively)	810,889	760,420
Assets held for sale	—	1,729
	8,582,870	8,298,132
Less accumulated depreciation and amortization (including $335,735 and $296,165 of consolidated variable interest entities, respectively)	(2,357,692)	(2,215,413)
Net real estate	6,225,178	6,082,719
Cash and cash equivalents	798,329	127,432
Accounts and notes receivable	159,780	152,572
Mortgage notes receivable, net	39,892	30,429
Investment in partnerships	22,128	28,604
Operating lease right of use assets	92,248	93,774
Finance lease right of use assets	51,116	52,402
Prepaid expenses and other assets	218,953	227,060
TOTAL ASSETS	$7,607,624	$6,794,992
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $413,681 and $469,184 of consolidated variable interest entities, respectively)	$484,111	$545,679
Notes payable	402,776	3,781
Senior notes and debentures	3,404,488	2,807,134
Accounts payable and other expenses	228,641	255,503
Dividends payable	83,839	81,676
Security deposits payable	20,388	21,701
Operating lease liabilities	72,441	73,628
Finance lease liabilities	72,049	72,062
Other liabilities and deferred credits	152,424	157,938
Total liabilities	4,921,157	4,019,102
Commitments and contingencies
Redeemable noncontrolling interests	137,720	139,758
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 76,727,394 and 75,540,804 shares issued and outstanding, respectively	771	759
Additional paid-in capital	3,297,305	3,166,522
Accumulated dividends in excess of net income	(988,272)	(791,124)
Accumulated other comprehensive loss	(5,644)	(813)
Total shareholders’ equity of the Trust	2,464,157	2,535,341
Noncontrolling interests	84,590	100,791
Total shareholders’ equity	2,548,747	2,636,132
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,607,624	$6,794,992

Federal Realty Investment Trust
Funds From Operations / Dividend Information
December 31, 2020
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$102,211	$148,966	$135,888	$360,542
Net income attributable to noncontrolling interests	(7,486)	(1,611)	(4,182)	(6,676)
Gain on sale of real estate, net of tax	(80,240)	(85,903)	(91,922)	(116,393)
Impairment charge, net (2)	—	—	50,728	—
Depreciation and amortization of real estate assets	57,972	54,886	228,850	215,139
Amortization of initial direct costs of leases	4,853	5,194	20,415	19,359
Funds from operations	77,310	121,532	339,777	471,971
Dividends on preferred shares (3)	(2,011)	(1,875)	(8,042)	(7,500)
Income attributable to operating partnership units (4)	—	655	3,151	2,703
Income attributable to unvested shares	(247)	(351)	(1,037)	(1,355)
FFO (5)	$75,052	$119,961	$333,849	$465,819
Weighted average number of common shares, diluted (3)(4)	75,898	76,024	76,261	75,514
FFO per diluted share (5)	$0.99	$1.58	$4.38	$6.17

Dividends and Payout Ratios
Regular common dividends declared	$81,322	$79,316	$320,302	$310,973
Dividend payout ratio as a percentage of FFO	108%	66%	96%	67%
Notes:
1)See Glossary of Terms.
2)Impairment charge relates to The Shops at Sunset Place and was recorded during the quarter ended September 30, 2020. Amount is net of the allocation to noncontrolling interests.
3)For the three months and year ended December 31, 2019, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."
4)For the three months ended December 31, 2020, income attributable to operating partnership units is not added back in the calculation of FFO available to common shareholders, as the related shares are not dilutive and are not included in "weighted average common shares, diluted" for this period. For the year ended December 31, 2020 and the three months and year ended December 31, 2019, the weighted average common shares used to compute FFO per diluted common share include operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but anti-dilutive for the computation of dilutive EPS for these periods.
5)FFO available for common shareholders for the year ended December 31, 2020 includes a $11.2 million charge related to early extinguishment of debt, and for the year ended December 31, 2019 includes an $11.9 million charge related to the buyout of the Kmart lease at Assembly Row Marketplace. If these charges were excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO at each respective year end would have been:

	Three Months Ended	Year Ended
	December 31,	December 31,
	2020	2020	2019
	(in thousands, except per share data)
FFO	$87,002	$344,994	$477,696
FFO per diluted share	$1.14	$4.52	$6.33
Dividend payout ratio as a percentage of FFO	93%	93%	65%

Federal Realty Investment Trust
Other Supplemental Information
December 31, 2020
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$95,636	$89,241	$413,432	$361,290
Tenant improvements and incentives	15,182	19,256	52,844	59,477
Total non-maintenance capital expenditures	110,818	108,497	466,276	420,767
Maintenance capital expenditures	5,524	12,549	14,297	23,650
Total capital expenditures	$116,342	$121,046	$480,573	$444,417

Noncontrolling Interests Supplemental Information (1)
Property operating income (2)	$2,740	$2,961	$9,874	$12,152
Gain on sale of real estate, net	6,195	—	6,195	—
Impairment charge	—	—	(6,490)	—
Depreciation and amortization	(1,539)	(1,467)	(6,027)	(5,944)
Interest expense	(699)	(538)	(2,521)	(2,235)
Net income	$6,697	$956	$1,031	$3,973
Notes:
1)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."
2)See Glossary of Terms.

Federal Realty Investment Trust
COVID-19 Related Impacts
December 31, 2020

The following provides supplemental information regarding our collectibility related impacts resulting from COVID-19 for the three months ended December 31, 2020. The primary drivers of our collectibility impacts in the quarter are from tenants who we account for on a cash basis or converted to a cash basis of accounting during the quarter, as we did not receive full contractual rent payments, as well as COVID-19 related rent abatements. We change a tenant to a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our Annual Report on Form 10-K.

Collectibility Impacts for the Quarter Ended December 31, 2020

Type	Accounts Receivable Impact	Straight-Line Rent Receivable Impact	Total
		(in thousands)
Tenants recognized on a cash basis prior to Q4 2020 (1)	$10,347	$—	$10,347
Changes in our collectibility assumptions in Q4 2020 and COVID-19 related disputes/abatements (2)	7,047	1,551	8,598
Total collectibility impact	$17,394	$1,551	$18,945
Notes:
1)Approximately 85% of this impact is from restaurants, fitness, and entertainment tenants.
2)This balance reflects rent abatements granted as a result of COVID-19, as well as changes in assumptions of collectibility primarily due to the impacts of COVID-19. Approximately 55% of the impact is due to tenants where we do not believe it is probable we will collect the remaining contractual lease payments.

Other Information on Cash Basis Tenants

	As of December 31, 2020
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	2,785	35%
Annualized base rent from commercial tenants (in millions) (3)	$630	27%

Components of Accounts Receivable, net

	As of December 31, 2020	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020
	(in thousands)
Billed accounts receivable, net	$32,571	$26,706	$37,149	$11,774
Straight-line rent receivable, net	103,291	102,867	100,673	104,440
Other receivables	23,918	35,309	29,819	37,029
Total accounts receivable, net	$159,780	$164,882	$167,641	$153,243

Rent Deferrals and Rent Abatements

Contractual rent deferred (in millions) (4)	$36
Percent of deferred rent agreed to be repaid by December 31, 2021	85%
Contractual rent abated (in millions) (5)	$37
Notes:
3)See Glossary of Terms.
4)Total contractual rent for April through December 2020 that has been deferred pursuant to modification agreements signed through January 31, 2021. Accrual basis tenants comprise approximately 61% of the deferred rent for the year ended December 31, 2020 for executed agreements in place as of January 31, 2021.
5)Total contractual rent for April through December 2020 that has been abated pursuant to modification agreements signed through January 31, 2021.

Federal Realty Investment Trust
Components of Rental Income (1)
December 31, 2020

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands)
Minimum rents (2)
Commercial	$158,618	$158,822	$627,557	$630,225
Residential	19,535	20,248	80,659	78,849
Cost reimbursements	46,139	46,351	175,977	174,936
Percentage rents	1,492	2,641	5,501	9,322
Other	10,094	11,437	36,336	43,885
Collectibility related impact	$(17,394)	$(1,196)	$(93,859)	$(4,479)
Total rental income	$218,484	$238,303	$832,171	$932,738

Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)Minimum rents for the three months and year ended December 31, 2020 includes a $1.6 million and $12.7 million charge, respectively, for the write-off of straight-line receivables related to the impacts of the COVID-19 pandemic (see details on page 12). In total, minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions)

Straight-line rents	$1.7	$1.7	$4.5	$7.6
Amortization of in-place leases	$1.2	$1.2	$4.3	$6.4

Federal Realty Investment Trust
Comparable Property Information
December 31, 2020

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row - Phase 2 Retail and Phase 3, Cocowalk, The Commons at Darien, Pike & Rose Phase 2 Retail and Phase 3, 700 Santana Row, Freedom Plaza, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q4 2019 to Q4 2020. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. However, given the impacts of COVID-19, management believes this metric is less relevant in the current environment, and is not necessarily indicative of results. The amounts shown below for the years ended December 31, 2020 and 2019 reflect the summation of our reported quarterly results during 2020.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019		2020	2019
	(in thousands)			(in thousands)
Operating Income	$151,799	$176,221		$289,524	$470,911
Add:
Depreciation and amortization	64,424	61,431		255,027	239,758
General and administrative	12,307	10,707		41,680	42,754
Impairment charge	—	—		57,218	—
Gain on sale of real estate, net of tax	(86,435)	(85,903)		(98,117)	(116,393)
Property operating income (POI)	142,095	162,456		545,332	637,030
Less: Non-comparable POI - acquisitions/dispositions	(5,105)	(4,261)		(15,275)	(11,744)
Less: Non-comparable POI - redevelopment, development & other	(7,835)	(4,873)		(23,504)	(10,191)
Comparable Property POI	$129,155	$153,322		$506,553	$615,095

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)			(in thousands)
Rental income	$198,027	$223,855		$766,293	$880,282

Rental expenses	(43,015)	(43,523)		(151,690)	(160,878)
Real estate taxes	(25,857)	(27,010)		(108,050)	(104,309)
	(68,872)	(70,533)		(259,740)	(265,187)

Comparable Property POI	$129,155	$153,322	(15.8)%	$506,553	$615,095	(17.6)%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019		2020	2019
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$27,773	$41,209		$118,884	$119,703
Maintenance capital expenditures	5,257	12,263		13,661	22,649
	$33,030	$53,472		$132,545	$142,352

Comparable Property - Occupancy Statistics (2)
				At December 31,
				2020	2019
GLA - comparable commercial properties				22,118,000	22,151,000
Leased % - comparable commercial properties				92.1%	95.1%
Occupancy % - comparable commercial properties				90.1%	93.4%
Notes:
1)See page 11 for "Summary of Capital Expenditures" for our entire portfolio.
2)See page 30 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
December 31, 2020
	December 31,
	2020	2019
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	77,472	76,150
Market price per common share	$85.12	$128.73
Common equity market capitalization including operating partnership units	$6,594,417	$9,802,790

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000.00	$25,000.00
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,754,417	$9,962,790

Total debt	4,291,375	3,356,594
Less: cash and cash equivalents	(798,329)	(127,432)
Total net debt (3)	$3,493,046	$3,229,162

Total market capitalization	$10,247,463	$13,191,952

Total net debt to market capitalization at market price per common share	34%	24%

Total net debt to market capitalization at constant common share price of $128.73	26%	24%
Notes:
1)Amounts include 744,617 and 609,584 operating partnership units outstanding at December 31, 2020 and 2019, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2020
	As of December 31, 2020
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Sylmar Towne Center (2)	6/6/2021	5.39%	$16,236
Plaza Del Sol	12/1/2021	5.23%	8,041
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	65,596
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,408
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (3)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (4)	32,705
Chelsea	1/15/2031	5.36%	5,234
Hoboken (1 Building) (5)	7/1/2042	3.75%	16,560
Subtotal			486,035
Net unamortized premium and debt issuance costs			(1,924)
Total mortgages payable, net			484,111		3.97%

Notes payable
Term loan	5/6/2021	LIBOR + 1.35%	400,000
Revolving credit facility (6)	1/19/2024	LIBOR + 0.775%	—
Various	Various through 2028	11.31%	3,270
Subtotal			403,270
Net unamortized debt issuance costs			(494)
Total notes payable, net			402,776		2.00%	(9)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized discount and debt issuance costs			(14,712)
Total senior notes and debentures, net			3,404,488		3.48%

Total debt, net			$4,291,375	(7)

Total fixed rate debt, net			$3,891,815	91%	3.54%
Total variable rate debt, net			399,560	9%	1.92%	(9)
Total debt, net			$4,291,375	100%	3.39%	(9)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10)	2.76x	4.17x	2.90x	4.16x
Including early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10) (11)	2.23x	4.17x	2.72x	4.16x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2020, our share of unconsolidated debt was approximately $53.3 million, of which $25.2 million was repaid on January 4, 2021 when we acquired our partner's 20% interest in our joint venture arrangement related to the Pike & Rose hotel. See page 22 for additional information on this transaction. At December 31, 2020, our noncontrolling interests' share of mortgages payable was $47.8 million.
2)This mortgage loan was repaid prior to its original maturity date on February 5, 2021, at par.
3)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
4)The interest rates on these mortgages range from 3.91% to 5.00%.
5)This mortgage loan has a fixed interest rate, however, the rate resets every five years until maturity. The current interest rate is fixed until July 1, 2022 and the loan is prepayable at par anytime after this date.
6)During the three months ended December 31, 2020, there were no borrowings on our revolving credit facility.
7)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures, is 9 years.
8)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums if applicable, except as described in Note 9.
9)The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and debt fee amortization on our revolving credit facility.
10)Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.
11)The ratio of EBITDAre to combined fixed charges and preferred share dividends for the year ended December 31, 2019 includes the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace. Excluding the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace in 2019, our ratio of EBITDAre to combined fixed charges and preferred share dividends would have been 4.24x.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2020
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2021	$4,856	$423,921	(1)	$428,777		9.9%	9.9%	2.1%
2022	4,134	116,323		120,457		2.8%	12.7%	3.9%
2023	4,314	275,000		279,314		6.5%	19.2%	3.0%
2024	4,344	600,000		604,344		14.0%	33.2%	3.7%	(4)
2025	4,068	44,298		48,366		1.1%	34.3%	3.9%
2026	3,465	452,450		455,915		10.6%	44.9%	2.0%
2027	3,048	690,570		693,618		16.1%	61.0%	3.8%
2028	2,934	—		2,934		0.1%	61.1%	6.7%
2029	2,770	458,099		460,869		10.7%	71.8%	3.3%
2030	1,141	400,000		401,141		9.3%	81.1%	3.8%
Thereafter	6,871	805,899		812,770		18.9%	100.0%	4.2%
Total	$41,945	$4,266,560		$4,308,505	(2)	100.0%
Notes:
1)On May 6, 2020, we entered into a $400.0 million unsecured term loan, which matures on May 6, 2021. We have the option to extend the loan maturity one year to May 6, 2022.
2)The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, note payable, and senior notes as of December 31, 2020.
3)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
4)The weighted average rate excludes $0.6 million in quarterly financing fees and debt fee amortization on our revolving credit facility, which had no balance outstanding at December 31, 2020. Our $1.0 billion revolving credit facility matures on January 19, 2024, plus two six month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2020

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

			Projected	Projected	Cost to	Anticipated
Property	Location	Opportunity	ROI (2)	Cost (1)	Date	Stabilization (3)
				(in millions)	(in millions)
Project Stabilized in 2020
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$5	$5	Stabilized
Total Project Stabilized in 2020 (3) (4)			7%	$5	$5

Active Redevelopment Projects
The Commons at Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$27	2023
Cocowalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing.	6%	$93 - $97	$73	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$33	2021
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$22	$22	2021
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$15	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$9	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, and a façade renovation for the entire center	8%	$10	$5	2021
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Sylmar Towne Center	Sylmar, CA	Development of a new 3,800 square foot two-tenant pad building	6%	$3	$2	2021
Lawrence Park	Broomall, PA	New 2,000 square foot bank pad building	8%	$2	$0	2022
Total Active Redevelopment projects (4)			6%	$311 - $329	$186
Notes:
(1)    There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)    Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)    Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)    All subtotals and totals reflect cost weighted-average ROIs.
(5)    Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information. Stabilization has been impacted by the COVID-19 pandemic.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2020

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

		Projected	Total	Costs to
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office	6%	$465 - 485	$350		150,000 square feet of office space pre-leased
	- 500 residential units					Opening projected to begin in 2021
- 56,000 SF of retail
Future Phases	- 1.5M SF of commercial	TBD	TBD
- 329 residential units

Pike & Rose, North Bethesda, MD
Phase III	- 212,000 SF of office	6-7%	$128 - 135	$102	(4)	Openings began in Q3 2020
- 7,000 SF of retail
Future Phases	- 740,000 SF of commercial	TBD	TBD
- 741 residential units

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office	8%	$212	$202		Office delivered in Q1 2020
	- 20,000 SF of retail & 1,300 parking spaces					11,000 square feet of retail has opened
	- Redevelopment of Santana Row Park including the installation of a new retail pavilion					Project stabilized
Santana West	- 376,000 SF of office	6-7%	$250 - 270	$121		Openings projected to begin in 2022
- 1,750 parking spaces
Future Phases	- 321,000 SF of commercial	TBD	TBD
- 395 residential units
- 604,000 SF of commercial across from Santana Row

Notes:

(1)	Anticipated opening dates, total cost, and projected return on investment (ROI) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)	Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III, which delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2020

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.
	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fourth Street	Berkeley, CA	Third Street Promenade	Santa Monica, CA
	Fairfax Junction	Fairfax, VA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY	Willow Grove	Willow Grove, PA
	Hastings Ranch Plaza	Pasadena, CA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Significant Property Acquisitions, Dispositions, and Other Transactions
December 31, 2020

2020 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 10, 2020	Westfair Shopping Center	Fairfax, Virginia	49,000	$22.3	Guitar Center	(1)
February 12, 2020	Hoboken (2 buildings)	Hoboken, New Jersey	12,000	$14.3		(2)
(1) This acquisition was funded by 163,322 downREIT operating partnership units. This property is adjacent to, and will be operated as, part of our Fairfax Junction property.
(2) This acquisition is in addition to the 37 buildings previously acquired, and was completed through the joint venture that was founded in 2019, for which we own a 90% interest. The purchase price includes the assumption of $8.9 million of mortgage debt. These buildings include 6 residential units in addition to the commercial GLA listed above.

2020 Significant Dispositions

Date	Property	City/State	GLA	Sales Price
			(in square feet)	(in millions)
April 21, 2020	Colorado Blvd (1 building)	Pasadena, California	20,000	$16.1	(3)
December 17, 2020	Sam's Park & Shop	Washington, DC	51,000	$39.0
December 28, 2020	Eastgate Crossing	Chapel Hill, North Carolina	158,000	$65.5
December 31, 2020	The Shops at Sunset Place	Miami, Florida	516,000	$65.5
(3) This building included 12 residential units in addition to the commercial GLA listed above.

2020 and 2021 Other Transactions

Date	Type	Property	City/State	Purchase Price
				(in millions)
September 18, 2020	Acquisition of mortgage loans	N/A	Rockville, Maryland	$9.6
December 17, 2020	Acquisition of partner interest	Plaza El Segundo	El Segundo, California	$7.3	(4)
January 4, 2021	Acquisition of partner interest	Pike & Rose (hotel)	North Bethesda, Maryland	$2.3	(5)
(4) As a result of this transaction, our ownership in this partnership is now 78.2%.
(5) The acquisition of our partner's 20% interest included the repayment of the $31.5 million mortgage loan. As a result of the transaction, we gained control of the hotel portion of this property, and effective January 4, 2021, we have consolidated this asset.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$49,455		10	113,000	92%	92%	$27.15		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	244,352		17	529,000	96%	93%	55.08	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	105,822		21	323,000	85%	83%	43.15	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,064		2	37,000	81%	81%	21.61
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,168		11	124,000	99%	99%	25.75		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	16,112		10	144,000	92%	91%	36.66		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,846		18	249,000	96%	92%	39.02		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,218		1	119,000	100%	100%	30.41				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,669		16	208,000	87%	87%	30.13				Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,652		19	132,000	86%	86%	38.42		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,423		7	73,000	100%	100%	51.66		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	60,645		26	360,000	95%	89%	22.90		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,322		26	236,000	83%	83%	23.40		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	164,982	65,596	36	368,000	93%	85%	32.99		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	86,966		29	564,000	96%	96%	19.23		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,061		10	91,000	95%	95%	36.34		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,047		25	228,000	98%	98%	27.75		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	107,177		14	297,000	94%	93%	37.47		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	650,469		24	525,000	96%	96%	37.78	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,544		13	172,000	91%	91%	49.62				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,895		10	116,000	97%	97%	32.04		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,104		16	268,000	96%	95%	25.15		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,839	4,392	12	187,000	75%	75%	28.65		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,603		14	N/A	95%	95%	N/A	282

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,726		12	111,000	88%	88%	26.11		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,732		5	50,000	90%	86%	47.97		11,000	Trader Joe's
Village at Shirlington	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,950	6,833	16	262,000	88%	87%	39.92		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,443		12	88,000	98%	98%	102.39		20,000	Balducci's	CVS / Flower Child
Total Washington Metropolitan Area			2,132,286		432	5,974,000	93%	91%	35.26

California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	107,329	40,000	22	223,000	99%	99%	29.15				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	111,024	12,408	32	330,000	92%	92%	22.77		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,284		1	42,000	100%	100%	55.34				Banana Republic / True Foods Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,731		22	243,000	98%	87%	29.89		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,227		32	440,000	99%	99%	19.04		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(5)	San Diego-Carlsbad, CA	53,573		18	298,000	94%	90%	28.44				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	26,972		3	71,000	78%	72%	31.61				CB2
Freedom Plaza (formerly known as Jordan Downs Plaza)	(5) (7)	Los Angeles-Long Beach-Anaheim, CA	40,497		9	100,000	100%	100%	29.54		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,266		15	273,000	100%	99%	7.88				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,379		3	181,000	86%	86%	35.64				Target / Marshalls / L.A. Fitness
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,608		8	81,000	100%	100%	40.93		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	37,869		8	98,000	84%	82%	43.07				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	81,283		12	155,000	94%	92%	31.13				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,910	8,041	4	48,000	96%	96%	24.01				Marshalls
Plaza El Segundo / The Point	(5)	Los Angeles-Long Beach-Anaheim, CA	296,886	125,000	50	500,000	91%	87%	46.02		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	46,576		22	211,000	100%	92%	15.71		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,151,098		45	1,197,000	96%	95%	53.60	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	45,660	16,236	12	148,000	93%	88%	16.11		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	79,021		2	209,000	65%	65%	85.20				adidas / Old Navy / J. Crew

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,454		44	648,000	97%	97%	19.78				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,634,647		364	5,496,000	94%	92%	34.06

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	102,848		46	408,000	91%	79%	22.83		14,000	Trader Joe's	AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	48,586	11,500	11	99,000	89%	89%	38.59				Banana Republic / Gap / Williams-Sonoma
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,753		17	409,000	95%	94%	36.04		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	83,257		9	147,000	88%	88%	40.34		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	32,272		13	102,000	94%	94%	18.97		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%	100%	96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,882		15	133,000	74%	74%	34.78		61,000	Shop Rite
Hoboken	(5) (10)	New York-Newark-Jersey City, NY-NJ-PA	215,841	105,715	3	171,000	92%	91%	55.76	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	47,806		21	266,000	90%	73%	23.74				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,612		18	74,000	83%	83%	29.63				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	103,665		21	243,000	100%	100%	27.30		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(8)	Trenton, NJ	128,305	55,300	50	551,000	87%	87%	26.13		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Commons at Darien		Bridgeport-Stamford-Norwalk, CT	75,928		9	58,000	89%	89%	35.70	2			Equinox / Walgreens
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	127,133	43,600	21	192,000	95%	95%	48.35				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,019		19	211,000	100%	99%	23.21				Target / L.A. Fitness / Michaels
	Total NY Metro/New Jersey		1,167,655		274	3,099,000	91%	88%	32.32

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,926		22	270,000	88%	79%	14.34		24,000	Acme Markets	Kohl's / L.A. Fitness
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	64,478		23	294,000	97%	97%	25.72	87	45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,209		28	261,000	79%	78%	17.93		47,000	Whole Foods	Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,933		24	156,000	98%	98%	23.61		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,662		21	223,000	94%	91%	16.69		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	41,197		29	363,000	98%	85%	22.81		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,636		15	227,000	82%	82%	18.82				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,582		17	125,000	84%	84%	9.18		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	29,273		13	183,000	78%	78%	18.44				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,636		14	249,000	93%	93%	28.81	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
Total Philadelphia Metropolitan Area			332,532		206	2,351,000	90%	87%	20.60

New England
Assembly Row / Assembly Square Marketplace	(7)	Boston-Cambridge-Newton, MA-NH	960,329		65	824,000	95%	94%	32.45	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,448		15	114,000	96%	96%	17.21		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,565	5,234	37	222,000	93%	93%	12.92				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,143		19	245,000	90%	88%	16.56		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,356		19	220,000	90%	89%	50.21	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%	100%	15.31		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,430		17	149,000	95%	95%	19.36		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,254		15	166,000	100%	100%	17.22		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,263,894		215	1,988,000	94%	94%	26.62

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,245		24	242,000	79%	79%	21.26		16,500	Aldi	Dick's Sporting Goods
Perring Plaza		Baltimore-Columbia-Towson, MD	31,898		29	397,000	87%	87%	15.50		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	122,453	52,705	35	315,000	85%	84%	26.16				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,344		4	32,000	96%	96%	50.44
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,391		1	4,000	100%	100%	82.83	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,388		7	79,000	94%	94%	21.88		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,715		18	70,000	97%	97%	32.33
		Total Baltimore	279,434		118	1,139,000	86%	86%	22.52

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
South Florida
Cocowalk	(5) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	180,033		3	187,000	87%	72%	38.99				Cinepolis Theaters / Youfit Health Club / Planta Restaurant
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,763		17	187,000	88%	88%	20.56		44,000	Winn Dixie	CVS / L.A. Fitness
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,264		67	425,000	95%	92%	25.40		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	352,060		87	799,000	91%	87%	26.87

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,895		14	168,000	92%	92%	23.37				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,399		21	280,000	91%	91%	16.54				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,876		11	139,000	99%	99%	14.34		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,924		17	211,000	92%	92%	21.50		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,094		63	798,000	93%	93%	18.85

Other
Barracks Road		Charlottesville, VA	69,596		40	497,000	90%	89%	26.65		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	32,045		22	264,000	82%	73%	14.49		74,000	Stop & Shop	TJ Maxx
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,089		20	215,000	100%	100%	12.80		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(8)	Lancaster, PA	12,961	5,524	11	126,000	81%	80%	19.86		75,000	Giant Food
29th Place		Charlottesville, VA	38,662	3,625	15	168,000	92%	92%	18.01				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	104,774		37	464,000	95%	95%	20.49		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	278,127		145	1,734,000	91%	89%	20.16

Grand Total			$8,654,729	$561,709	1,904	23,378,000	92%	90%	$29.86	2,869

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules and Summary of Redevelopment Opportunities for Freedom Plaza.
(8)	All or a portion of the property is subject to finance lease liabilities.
(9)	This property includes interests in five buildings in addition to our initial acquisition.
(10)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2020

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2020	96	100%	449,783	$32.16	$31.95	$93,635	1%	11%	6.0	$12,945,573	$28.78	(7)
3rd Quarter 2020	98	100%	471,726	$37.38	$37.74	$(169,801)	(1)%	6%	5.6	$16,274,556	$34.50	(7)
2nd Quarter 2020	47	100%	277,681	$28.55	$25.64	$805,618	11%	23%	8.2	$8,590,153	$30.94
1st Quarter 2020	76	100%	466,453	$26.78	$25.58	$559,471	5%	14%	6.8	$14,633,657	$31.37	(7)
Total - 12 months	317	100%	1,665,643	$31.53	$30.76	$1,288,923	3%	12%	6.4	$52,443,939	$31.49

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2020	39	41%	156,262	$35.65	$37.27	$(253,720)	(4)%	8%	9.1	$12,731,293	$81.47	(7)
3rd Quarter 2020	39	40%	164,712	$36.23	$36.84	$(100,451)	(2)%	5%	8.5	$15,427,773	$93.67	(7)
2nd Quarter 2020	12	26%	122,726	$26.79	$20.36	$789,852	32%	52%	14.9	$8,483,168	$69.12
1st Quarter 2020	29	38%	151,171	$32.72	$30.44	$345,686	8%	18%	8.2	$13,395,793	$88.61	(7)
Total - 12 months	119	38%	594,871	$33.24	$31.93	$781,367	4%	15%	9.7	$50,038,027	$84.12

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2020	57	59%	293,521	$30.30	$29.12	$347,355	4%	13%	4.0	$214,280	$0.73
3rd Quarter 2020	59	60%	307,014	$38.00	$38.23	$(69,350)	(1)%	7%	4.1	$846,783	$2.76
2nd Quarter 2020	35	74%	154,955	$29.93	$29.83	$15,766	—%	8%	3.4	$106,985	$0.69
1st Quarter 2020	47	62%	315,282	$23.93	$23.25	$213,785	3%	12%	5.9	$1,237,864	$3.93
Total - 12 months	198	62%	1,070,772	$30.58	$30.11	$507,556	2%	10%	4.4	$2,405,912	$2.25

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2020					103	468,901		$32.67	6.1	$13,430,989	$28.64
3rd Quarter 2020					101	481,105		$37.66	5.7	$16,304,772	$33.89
2nd Quarter 2020					50	314,679		$26.16	8.2	$9,314,002	$29.60
1st Quarter 2020					82	491,003		$27.46	7.3	$17,337,865	$35.31
Total - 12 months					336	1,755,688		$31.41	6.6	$56,387,628	$32.12

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)	Approximately $0.1 million ($0.03 per square foot) in 4th Quarter 2020, $0.5 million ($0.90 per square foot) in 3rd Quarter 2020 and $2.8 million ($5.37 per square foot) in 1st Quarter 2020, of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in the Projected Cost for those properties on the Summary of Redevelopment Opportunities.
(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2020

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2021	702,000	5%	$24.44	788,000	12%	$41.76	1,490,000	7%	$33.60
2022	1,905,000	13%	$17.17	880,000	13%	$45.09	2,785,000	13%	$25.99
2023	1,371,000	9%	$20.83	917,000	14%	$44.18	2,288,000	11%	$30.19
2024	2,377,000	16%	$18.11	903,000	14%	$46.34	3,280,000	15%	$25.89
2025	1,665,000	12%	$22.62	800,000	12%	$44.05	2,465,000	12%	$29.57
2026	1,116,000	8%	$21.10	544,000	8%	$49.65	1,659,000	8%	$30.45
2027	948,000	7%	$32.91	510,000	8%	$48.99	1,457,000	7%	$38.53
2028	878,000	6%	$20.85	403,000	6%	$52.04	1,281,000	6%	$30.66
2029	951,000	7%	$27.56	383,000	6%	$46.75	1,334,000	6%	$33.08
2030	930,000	6%	$28.84	263,000	4%	$51.30	1,193,000	6%	$33.78
Thereafter	1,637,000	11%	$24.70	219,000	3%	$43.96	1,857,000	9%	$26.98
Total (3)	14,480,000	100%	$22.49	6,610,000	100%	$46.02	21,089,000	100%	$29.86

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2021	406,000	3%	$25.71	699,000	10%	$41.15	1,105,000	5%	$35.47
2022	294,000	2%	$17.62	569,000	9%	$44.65	863,000	4%	$35.45
2023	374,000	2%	$21.42	591,000	9%	$41.12	965,000	5%	$33.48
2024	519,000	4%	$21.15	473,000	7%	$45.34	992,000	5%	$32.67
2025	327,000	2%	$24.60	452,000	7%	$42.45	779,000	4%	$34.96
2026	339,000	2%	$21.99	286,000	4%	$50.87	624,000	3%	$35.21
2027	730,000	5%	$21.48	437,000	7%	$48.70	1,167,000	5%	$31.67
2028	641,000	4%	$17.66	390,000	6%	$47.36	1,031,000	5%	$28.90
2029	812,000	6%	$24.11	373,000	6%	$44.31	1,185,000	6%	$30.47
2030	524,000	4%	$20.96	364,000	5%	$44.57	888,000	4%	$30.64
Thereafter	9,514,000	66%	$22.91	1,976,000	30%	$49.61	11,490,000	54%	$27.50
Total (3)	14,480,000	100%	$22.49	6,610,000	100%	$46.02	21,089,000	100%	$29.86

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents billed on a cash basis without taking the impacts of rent abatements into account) rent as of December 31, 2020.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2020.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2020

Overall Portfolio Statistics (1)	December 31, 2020			December 31, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,378,000	21,562,000	92.2%	23,676,000	22,299,000	94.2%

Residential Properties (units) (5)	2,782	2,638	94.8%	2,788	2,670	95.8%

Comparable Property Statistics (1)	December 31, 2020			December 31, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,118,000	20,373,000	92.1%	22,151,000	21,058,000	95.1%

Residential Properties (5) (units)	2,651	2,521	95.1%	2,651	2,537	95.7%

Notes:
(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At December 31, 2020, the leased percentage was 96.2% for anchor tenants and 84.6% for small shop tenants.
(4)	Occupied percentage was 90.2% and 92.5% at December 31, 2020 and 2019, respectively, and comparable property occupied percentage was 90.1% and 93.4% at December 31, 2020 and 2019, respectively.
(5)	Our residential metrics exclude "The Delwyn," our 87 unit residential building that opened at Bala Cynwyd in late 2020, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 2,869 and our percentage leased would be 92.6%.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2020

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Total GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Splunk, Inc.	NR / NR / NR	$25,818,000	3.64%	536,000	2.06%	2
2	TJX Companies, The	A / A2 / NR	$19,002,000	2.68%	963,000	3.69%	30
3	Ahold Delhaize	BBB / Baa1 / BBB+	$15,166,000	2.14%	852,000	3.27%	14
4	Gap, Inc., The	BB- / Ba2 / NR	$11,626,000	1.64%	306,000	1.17%	27
5	L.A. Fitness International LLC	CCC+ / Caa3 / NR	$10,383,000	1.46%	415,000	1.59%	10
6	Bed, Bath & Beyond, Inc.	B+ / Ba3 / NR	$9,538,000	1.34%	574,000	2.20%	15
7	CVS Corporation	BBB / Baa2 / NR	$9,485,000	1.34%	248,000	0.95%	19
8	Home Depot, Inc.	A / A2 / A	$7,193,000	1.01%	478,000	1.83%	6
9	Ross Stores, Inc.	BBB+ / A2 / NR	$6,535,000	0.92%	315,000	1.21%	11
10	Michaels Stores, Inc.	B / Ba3 / NR	$6,457,000	0.91%	327,000	1.25%	14
11	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.91%	289,000	1.11%	6
12	Hudson's Bay Company (Saks, Lord & Taylor)	NR / NR / NR	$6,332,000	0.89%	220,000	0.84%	4
13	Bank of America, N.A.	A- / A2 / A+	$6,215,000	0.88%	107,000	0.41%	25
14	Kroger Co., The	BBB / Baa1 / NR	$6,162,000	0.87%	529,000	2.03%	11
15	Nordstrom, Inc.	BB+ / Baa3 / NR	$6,136,000	0.86%	218,000	0.84%	6
16	DSW, Inc	NR / NR / NR	$5,692,000	0.80%	224,000	0.86%	11
17	Best Buy Co., Inc.	BBB / Baa1 / NR	$5,670,000	0.80%	186,000	0.71%	4
18	AMC Entertainment Inc.	CC / Caa3 / NR	$5,424,000	0.76%	233,000	0.89%	5
19	Ulta Beauty, Inc.	NR / NR / NR	$5,388,000	0.76%	152,000	0.58%	14
20	Whole Foods Market, Inc.	A+ / A2 / NR	$4,772,000	0.67%	167,000	0.64%	4
21	Starbucks Corporation	BBB+ / Baa1 / BBB	$4,398,000	0.62%	67,000	0.26%	38
22	AB Acquisition LLC (Acme, Safeway)	BB- / Ba3 / NR	$4,312,000	0.61%	412,000	1.58%	7
23	Wells Fargo Bank, N.A.	BBB+ / A2 / A+	$4,233,000	0.60%	51,000	0.20%	13
24	JPMorgan Chase Bank	A- / A2 / AA-	$4,165,000	0.59%	71,000	0.27%	17
25	Target Corporation	A / A2 / A-	$4,004,000	0.56%	443,000	1.70%	5
	Totals - Top 25 Tenants		$200,531,000	28.25%	8,383,000	32.14%	318

	Total (5):		$709,762,000	(2)	26,082,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2020. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
December 31, 2020

The below reflects the breakout of our Annualized Base Rent1 as of December 31, 2020 by type of tenant:

Other
7%
Residential
11%
Office
10%
Grocery & Drug
9%
Banks & Financial Services
4%
Communications & Home Office (2)
4%
General Merchandsise
2%
Other Essential (3)
6%
Restaurants (4)
15%
Full Price Apparel
8%
Discount Apparel
8%
Health & Beauty
5%
Houseware & Furnishings
5%
Fitness
4%
Experiential (5)
2%

25% of Annualized Base Rent comes from Essential Retail

21% of Annualized Base Rent comes from Office and Residential

Notes:

(1)	See Glossary of Terms. Excludes redevelopment square footage not yet placed in service.
(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (less than 8%) and quick service (less than 8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2020 and 2019 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands)
Net income	$102,211	$148,966	$135,888	$360,542
Interest expense	37,543	27,056	136,289	109,623
Other interest income	(539)	(511)	(1,894)	(1,266)
Early extinguishment of debt	11,179	—	11,179	—
Provision (benefit) for income tax	124	241	(194)	772
Depreciation and amortization	64,424	61,431	255,027	239,758
Gain on sale of real estate	(86,435)	(86,278)	(98,117)	(116,779)
Impairment charge	—	—	57,218	—
Adjustments of EBITDAre of unconsolidated affiliates	1,517	1,730	6,417	6,917
EBITDAre (1)	$130,024	$152,635	$501,813	$599,567
(1) Excluding the charge related to the buyout of the Kmart lease at Assembly Square Marketplace, our EBITDAre would have been $611.5 million for the year ended December 31, 2019.
Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between annual rent for expiring leases and new leases is determined by including minimum rent and percentage rent paid on the expiring lease and minimum rent and in some instances, projections of first lease year percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgment as to how to most effectively reflect the comparability of rents reported in this calculation. As a result of accommodations made to certain tenants to help them to stay open during and after the COVID-19 pandemic, we have found it necessary to exercise more judgement in 2020 than in prior years in order to appropriately reflect the comparability of rents in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements. Costs related to redevelopments require judgment by management in determining what reflects base building cost and thus, is not included in the "tenant improvements and incentives" amount.